VORYS, SATER, SEYMOUR AND PEASE LLP
                                   LETTERHEAD



                                  July 30, 1999



Board of Directors
Peoples Bancorp Inc.
138 Putnam Street
Marietta, Ohio  45750

Ladies and Gentlemen:

                  As special federal tax counsel to PEBO Capital Trust I (the "Trust") and Peoples Bancorp Inc. ("Peoples") in connection with the exchange offer by the Trust of up to $30,000,000 of its Series B 8.62% Capital Securities pursuant to the prospectus (the "Prospectus") contained in Pre-Effective Amendment No. 1 to the Form S-4 Registration Statement (Registration No. 333-81251) for the exchange offer, and assuming the operative documents described in the Prospectus will be performed in accordance with the terms described therein, we hereby confirm to you our opinion as set forth under the heading "Certain federal income tax consequences" in the Prospectus, subject to the limitations set forth therein.

                  We hereby  consent to the filing of this opinion as an exhibit to Pre-Effective Amendment No. 1 to the Form S-4 Registration Statement and to the references to us under the heading, "Certain federal income tax consequences" and "Legal matters" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                     Very truly yours



                                         /s/ VORYS, SATER, SEYMOUR AND PEAS LLP
                                             -----------------------------------
                                             Vorys, Sater, Seymour and Pease LLP